UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

Lorillard, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	24708-7018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 335-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2010, Lorillard, Inc. (the “Company”) held its 2010 annual meeting of shareholders (the “Annual Meeting”) in Greensboro, North Carolina (i) to elect three Class II directors to hold office until the annual meeting of shareholders for 2013, and until their successors are duly elected and qualified, and (ii) to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. There were 117,014,232 shares of the Company’s common stock, constituting in excess of 76% of the outstanding shares on the record date (March 30, 2010), represented in person or by proxy at the meeting. Each of the matters voted upon at the Annual Meeting was approved, and the results of such voting are set forth below:

Proposal 1 – Election of Class II Directors:

	Number of	Number of	Number of
	Votes Cast For	Votes Withheld	Broker Non-Votes

Virgis W. Colbert	91,504,429	14,463,342	11,046,461
Richard W. Roedel	85,796,020	20,171,751	11,046,461
David H. Taylor	94,035,648	11,932,123	11,046,461

In addition, the terms of office for the following directors continued after the meeting: Robert C. Almon, David E.R. Dangoor, Kit D. Dietz, Martin L. Orlowsky and Nigel Travis.

Proposal 2 – Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions

113,535,558	2,922,134	556,540

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

By: /s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning
and Chief Financial Officer

Dated: May 21, 2010